Exhibit 10.3
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT is made and entered into this 18 day of December, 2008, by and between CHICO’S FAS, INC., a Florida corporation (the “Company”), and MORI CAMERON MACKENZIE (the “Employee”).
WITNESSETH:
     WHEREAS, the parties hereto have entered into that certain Employment Agreement dated September 26, 1995, as amended effective August 21, 2000, by and between the Company and the Employee (the “Employment Agreement”); and
     WHEREAS, the Company and the Employee have agreed to amend the terms of the Employment Agreement in certain respects as set forth in this Amendment No. 2 to Employment Agreement (the “Amendment”), to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, effective January 1, 2005, it is agreed as follows:
1.	DELAYED PAYMENT OF BENEFITS
     Sections 7(b)(ii), 8(a), and 8(c)(i) of the Employment Agreement are amended and a new section 8(d) is inserted to add the following to the end of each such section, which shall read as follows:
Notwithstanding the above to the contrary, in the event the Employee is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)), any payment due and payable to the Employee hereunder as a result of the Employee’s severance from service with the Employer shall not be made before the date which is six (6) months after such severance from service.
2.	409A COMPLIANCE
A new Section 20 of the Employment Agreement is added which shall read as follows:
Section 20. 409A Compliance. Notwithstanding any Employment Agreement provisions to the contrary and, to the extent applicable, the Employment Agreement shall be interpreted, construed, and administered (including with respect to any amendment, modification, or termination of the Employment Agreement) in such a manner so as to comply with the provisions of Code Section 409A and any related Internal Revenue Service guidance promulgated thereunder.

3.	MISCELLANEOUS
     Except to the extent specifically modified, added or deleted by this Amendment No. 2, the terms and provisions of the Employment Agreement shall otherwise remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

CHICO’S FAS, INC.
By:	/s/ Scott A. Edmonds
“Company”

/s/ Mori Cameron Mackenzie
MORI CAMERON MACKENZIE
“Employee”